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                                                                   EXHIBIT 10.54


               SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING/
                               TERM LOAN AGREEMENT

                THIS SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING/TERM LOAN AGREEMENT (this "Amendment"), dated as of June 30, 1999, is entered into by and between SAFESKIN CORPORATION, a Florida corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A., as Administrative Agent for the Lenders referred to below, with reference to the following facts:

                                    RECITALS

                A. Borrower, the Lenders identified therein and the Administrative Agent are parties to that certain Amended and Restated Revolving/Term Loan Agreement, dated as of March 5, 1999, as amended by that certain First Amendment to Amended and Restated Revolving/Term Loan Agreement, dated as of March 31, 1999 (collectively, the "Loan Agreement"), pursuant to which such Lenders have provided Borrower with the revolving and term loan financing described therein.

                B. Borrower, the Lenders and the Administrative Agent wish to amend the Loan Agreement as set forth below.

                NOW, THEREFORE, the parties hereby agree as follows:

        1. Defined Terms. All initially capitalized terms used in this Amendment without definition shall have the respective meanings ascribed thereto in the Loan Agreement.


        2.      Addition of "Adjusted Fixed Charge Coverage Ratio" Definition.
Section 1.1 of the Loan Agreement is hereby amended and supplemented by adding therein a new definition of "Adjusted Fixed Charge Coverage Ratio" as follows:

                "'Adjusted Fixed Charge Coverage Ratio' means as of the last day of any Fiscal Quarter, the ratio of (a) EBITDA for the fiscal period consisting of the four (4) Fiscal Quarters ended on that date minus Capital Expenditures made by Borrower and its Subsidiaries during the Fiscal Quarter ended on that date minus the amount of Capital Expenditure permitted to be made by Borrower and its Subsidiaries pursuant to Section 6.19 for the three (3) succeeding Fiscal Quarters to (b) the sum of (i) Interest Expense of Borrower and its Subsidiaries for such fiscal period plus (ii) Cash Income Taxes of Borrower with respect to such fiscal period plus (iii) Cash dividends on Common Stock paid during such period plus (iv) the current portion of long-term debt


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of Borrower and its Subsidiaries on such date plus (v) the current portion of long-term lease obligations of Borrower and its Subsidiaries on such date."

        3.      Amendment to Definition of "Applicable Commitment Fee Rate".
Section 1.1 of the Loan Agreement is hereby amended such that the definition of "Applicable Commitment Fee Rate" shall read in full as follows:

                " 'Applicable Commitment Fee Rate' means, for each Pricing Period, the rates set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

        Applicable Pricing Level                   Commitment Fee
        ------------------------                   --------------
               I                                        45.0
               II                                       50.0
               III                                      50.0
               IV                                       62.5
               V                                        62.5;

        provided, however, upon the Administrative Agent's receipt of a Compliance Certificate from Borrower evidencing Borrower's compliance as of any compliance testing date with each of the financial covenants set forth in Sections 6.12 through 6.24, as such covenants were in effect under this Agreement as of March 5, 1999, the Applicable Commitment Fee Rate shall be as set forth below:

        Applicable Pricing Level                   Commitment Fee
        ------------------------                   --------------

               I                                        20
               II                                       25
               III                                      25
               IV                                       37.5
               V                                        37.5.

        Promptly following any reduction in the Applicable Commitment Fee Rate pursuant to the proviso set forth in the preceding sentence, Borrower and the Administrative Agent shall enter into a written amendment to this Agreement restoring the financial covenants set forth in Sections
        6.12 through 6.24 to their respective levels under this Agreement as of March 5, 1999."

        4.      Amendment to Definition of "Applicable Eurodollar Rate Margin".
Section 1.1 of the Loan Agreement is hereby further amended such that the definition of "Applicable Eurodollar Rate Margin" shall read in full as follows:


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                " 'Applicable Eurodollar Rate Margin' means, for each Pricing
        Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing
        Period:

        Applicable Pricing Level                      Margin
        ------------------------                      ------
               I                                        150
               II                                       175
               III                                      187.5
               IV                                       200
               V                                        212.5;

        provided, however, upon the Administrative Agent's receipt of a Compliance Certificate from Borrower evidencing Borrower's compliance as of any compliance testing date with each of the financial covenants set forth in Sections 6.12 through 6.24, as such covenants were in effect under this Agreement as of March 5, 1999, the Applicable Eurodollar Rate Margin shall be as set forth below:


        Applicable Pricing Level                      Margin
        ------------------------                      ------
               I                                        87.5
               II                                       112.5
               III                                      125
               IV                                       137.5
               V                                        150.

        Promptly following any reduction in the Applicable Eurodollar Rate Margin pursuant to the proviso set forth in the preceding sentence, Borrower and the Administrative Agent shall enter into a written amendment to this Agreement restoring the financial covenants set forth in Sections 6.12 through 6.24 to their respective levels under this Agreement as of March 5, 1999."

        5.      Amendment to Definition of "Fixed Charge Coverage Ratio".
Section 1.1 of the Loan Agreement is hereby further amended such that the definition of "Fixed Charge Coverage Ratio" shall read in full as follows:

                "'Fixed Charge Coverage Ratio'" means, as of the last day of any Fiscal Quarter, the ratio of (a) EBITDA for the fiscal period consisting of the four (4) Fiscal Quarters ended on that date minus Capital Expenditures made by Borrower and its Subsidiaries during such fiscal period to (b) the sum of (i)


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        Interest Expense of Borrower and its Subsidiaries for such fiscal period plus (ii) Cash Income Taxes of Borrower with respect to such fiscal period plus (iii) Cash dividends on Common Stock paid during such period plus (iv) the current portion of long-term debt of Borrower and its Subsidiaries on such date plus (v) the current portion of long-term lease obligations of Borrower and its Subsidiaries on such date."

        6. Amendment to Fixed Charge Coverage Ratio Provision. Section 6.14 of the Loan Agreement is hereby amended to read in full as follows:

                "6.14 Fixed Charge Coverage Ratio. (a) Permit the Adjusted Fixed Charge Coverage Ratio as of June 30, 1999, September 30, 1999, December 31, 1999, March 31, 2000 or June 30, 2000 to be less than the ratio set forth below opposite such date:

        Date                                                 Ratio
        ----                                                 -----
        June 30, 1999                                     1.15 to 1.00
        September 30, 1999                                1.25 to 1.00
        December 31, 1999                                 1.25 to 1.00
        March 31, 2000                                    1.50 to 1.00
        June 30, 2000                                     1.50 to 1.00;

        or (b) permit the Fixed Charge Coverage Ratio as of September 30, 2000, December 31, 2000, or as of the last day of any Fiscal Quarter occurring during a period set forth below, to be less than the ratio set forth below opposite such Fiscal Quarter:

        Fiscal Quarter                                       Ratio
        --------------                                       -----
        September 30, 2000                                1.50 to 1.00
        December 31, 2000                                 1.50 to 1.00
        January 1, 2001 through December 31, 2001         1.75 to 1.00
        January 1, 2002 through December 31, 2002         2.00 to 1.00
        January 1, 2003 through the Maturity Date         2.00 to 1.00."


        7. Amendment to Net Income Covenant. Section 6.17 of the Loan Agreement is hereby amended to read in full as follows:

                "6.17 Net Income. Permit (a) Net Income for any Fiscal Quarter to be less than zero, (b) Net Income for the 1999 Fiscal Year to be less than $20,000,000, or (c) Net Income for the 2000 Fiscal Year or any subsequent


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        Fiscal Year to be less than an amount equal to 10% of consolidated gross revenues of Borrower and its Subsidiaries for such Fiscal Year."

        8. Amendment to Capital Expenditures Provisions. Section 6.19 of the Loan Agreement is hereby amended to read in full as follows:

                "6.19 Capital Expenditures. Make any Capital Expenditure, if to do so would result in either of the following applicable limits being exceeded:

                        (a) If the aggregate of all Capital Expenditures made in any Fiscal Year would exceed the sum of (i) $65,000,000 for the 1998 Fiscal Year, $55,000,000 for the 1999 Fiscal Year, $22,500,000 for the 2000 Fiscal Year, $30,000,000 for the 2001
                Fiscal Year or $35,000,000 for the Fiscal Year 2002 or for any subsequent Fiscal Year, plus (ii) the amount, if any, by which Capital Expenditures of Borrower and its Subsidiaries for the immediately preceding Fiscal Year was less than the applicable foregoing limit for such Fiscal Year; or

                        (b) If the aggregate of all Capital Expenditures made in the Fiscal Quarters ending March 31, 1999, June 30, 1999 or September 30, 1999 would exceed the sum of (i) $20,000,000 for the Fiscal Quarter ended March 31, 1999, $17,000,000 for the Fiscal Quarter ending June 30, 1999, or $11,000,000 for the Fiscal Quarter ending September 30, 1999, plus (ii) the amount, not to exceed 25% of such preceding Fiscal Quarter's limit, by which Capital Expenditures of Borrower and its Subsidiaries for the immediately preceding Fiscal Quarter was less than the applicable foregoing limit for such Fiscal Quarter."

        9. Amendment to EBITDA Covenant. Section 6.23 of the Loan Agreement is hereby amended to read in full as follows:

                "6.23 EBITDA. Permit EBITDA for the Fiscal Quarters indicated below to be less than the applicable amount set forth below for such Fiscal Quarters:

        Fiscal Quarter Ending                             Minimum EBITDA
        ---------------------                             --------------
        March 31, 1999                                    $  8,000,000
        June 30, 1999                                     $14,000,000
        September 30, 1999                                $10,000,000
        December 31, 1999                                 $11,000,000
        March 31, 2000                                    $12,000,000
        June 30, 2000                                     $12,000,000


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
        September 30, 2000                                $12,000,000
        December 31, 2000                                 $12,000,000."

        10. Amendment to Maximum Inventory Covenant. Section 6.24 of the Loan Agreement is hereby amended to read in full as follows:

                "6.24 Inventory. Maintain inventory having an aggregate value (determined at the lower of cost, on a first-in-first-out basis, or market, on a net realizable value basis, as determined by Borrower consistent with its past practices) as of the Fiscal Quarters ending September 30, 1999 and December 31, 1999 of greater than the correlative amount set forth below:


        Fiscal Quarter Ending                      Maximum Permitted Inventory
        ---------------------                      ---------------------------
        September 30, 1999                                $43,000,000
        December 31, 1999                                 $43,000,000."

        11. Amendment Fee. In consideration of the accommodations provided to Borrower pursuant to this Amendment, Borrower shall pay to the Administrative Agent, for the ratable benefit of Lenders, an amendment fee in the amount of $250,000 (the "Amendment Fee"). Borrower hereby acknowledges and agrees that the Administrative Agent may effect payment of the Amendment Fee by charging the full amount of the Amendment Fee to Borrower's Revolving Loan account on the effective date of this Amendment.

        12. Conditions Precedent. The effectiveness of this Amendment is subject to the prior satisfaction of each of the following conditions:

                        (a) Execution and Delivery of this Amendment by Borrower. The Administrative Agent shall have received a copy of this Amendment, duly executed by Borrower; and

                        (b)     Written Approval of the Lenders. The
                                Administrative Agent shall have received written approval of the terms of this Amendment from each of the Lenders.

        13. Otherwise Not Effected. Except as expressly amended hereby, the Loan Agreement shall remain unaltered and in full force and effect.


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        14.     Counterparts. This Amendment may be executed in multiple
counterparts, each of which shall constitute an original, and all of which, taken together, shall constitute but one and the same instrument.

                IN WITNESS WHEREOF, the parties have executed this Amendment by their respective duly authorized officers as of the date first set forth above.


                                     BORROWER:

                                     SAFESKIN CORPORATION,
                                     a Florida corporation

                                     By /s/ David L. Morash
                                        ----------------------------------------

                                     Title: Executive Vice-President,
                                            Chief Financial Officer
                                            ------------------------------------

                                     ADMINISTRATIVE AGENT:

                                     UNION BANK OF CALIFORNIA, N.A.
                                     a national banking association


                                     By /s/ Douglas S. Lambell
                                        ----------------------------------------
                                            Douglas S. Lambell
                                            Vice President


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